UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 19, 2011

RPM DENTAL, INC.
 (Exact name of registrant as specified in its charter)

Delaware		27-1994359
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3285 Blazer Parkway, Suite 200 Lexington, Kentucky 40509
(Address of principal executive offices) (Zip Code)

(859) 552-6204
 (Registrant’s telephone number, including area code)

–––––––––––––––– Copies to: Gregg Jaclin, Esq. Anslow + Jaclin, LLP 195 Route 9 South, Suite 204 Manalapan, New Jersey 07726 (732) 409-1212
––––––––––––––––

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 19, 2011 RPM Dental, Inc. (the “Company”) entered into a Product Purchase Agreement with Pearson Justice Dental (“Buyer”), a related company owned 50% by a director of the Company, Dr. Laura Justice Slone, for the purchase of dental supplies (the “Agreement”).  Pursuant to the Agreement, Buyer has agreed to purchase a minimum of $15,000 worth of dental supplies per month from the Company for a period of one year commencing on August 1, 2011. Total amounts due to the Company pursuant to the one year Agreement with Buyer is $180,000. Payments from Buyer to the Company are due within 30 days of receipt of the goods. Shipping terms are FOB destination.

The foregoing description of the agreement with Pearson Justice Dental is not intended to be complete and is qualified in its entirety by the complete text of the agreement attached to this current report on Form 8-K as Exhibit 10.1.

Item 9.01 Financial Statement and Exhibits.

Exhibits.

(a)	Financial Statements of Business Acquired.
Not applicable.

(b)	Pro Forma Financial Information.
Not applicable.

(c)	Shell company transactions.
None.

(d)
10.1	Form of Product Purchase Agreement with Pearson Justice Dental dated July 19, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

RPM DENTAL, INC.

Date: July 25, 2011	By:	/s/ Josh Morita
Josh Morita
Chief Executive Officer